UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-0529995
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

14 Wesley Street

Hamilton HM 11

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-226620

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to Be Registered.

A description of the common shares, $0.01 par value per share (the “Common Shares”), of Sirius International Insurance Group, Ltd., a Bermuda exempted company (the “Registrant”), is set forth under the caption “Description of Sirius Group Share Capital” in the prospectus constituting part of the Registrant’s Registration Statement on Form S-4 (File No. 333-226620), initially filed with the Securities and Exchange Commission on August 6, 2018, as amended from time to time (the “Registration Statement”), which description is incorporated herein by reference. The description of the Common Shares included in any form of prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, that constitutes part of the Registration Statement, shall also be deemed to be incorporated herein by reference.

The Registrant’s Common Shares to be registered hereunder have been approved for listing on the NASDAQ Global Select Market of The Nasdaq Stock Market LLC under the symbol “SG.”

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed with this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Sirius International Insurance Group, Ltd.

Date: November 5, 2018	By:	/s/ ALLAN L. WATERS
	Name:	Allan L. Waters
	Title:	Chief Executive Officer

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